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EXHIBIT 32

CERTIFICATIONS REQUIRED BY RULE 13a-14(b) TO BE FURNISHED BUT NOT FILED

Certifications Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Quarterly Report of Lazare Kaplan International, Inc. (the "Company") on Form 10-Q for the period ended August 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Leon Tempelsman and William H. Moryto, Chief Executive Officer and Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

       1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 13, 2005


        /s/ Leon Tempelsman                    /s/ William H. Moryto
        ---------------------------------      ---------------------------------
        Leon Tempelsman                        William H. Moryto
        (Chief Executive Officer)              (Chief Financial Officer)